CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                  INCORPORATION OF INFOSAFE SYSTEMS, INC.


     Infosafe Systems, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     1. The present name of the Corporation is Infosafe Systems, Inc. and its original certificate of incorporation was filed with the office of the Secretary of the State of Delaware on November 18, 1991.

     2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class in accordance with Sections 228, 242 and 245 of the DGCL.

     3. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the certificate of incorporation of the Corporation, as heretofore amended (the "Certificate of Incorporation").

     4. Upon the filing (the "Effective Time") of this Certificate of Amendment to the Certificate of Incorporation pursuant to the DGCL, the number of authorized shares of the Corporation's Class A Common Stock shall be 40,000,000, Class B Common Stock 2,000,000, Class E-1 Common Stock 2,000,000, Class E-2 Common Stock 2,000,00, and Preferred Stock 5,000,000.

     5. The text of the Certificate of Incorporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article as follows:

     FIRST:     The name of the corporation is

                Internet Commerce Corporation

     6. The text of the Certificate of Incorporation is hereby amended by striking out Article Fourth, Sections I and III in their entirety and replacing in lieu of said Sections of Article Fourth as follows:


     FOURTH:

     I.    Capital Stock; Reverse Stock Split.

           (1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, consisting of (i) Forty Million (40,000,000) shares of Class A Common Stock, $.01 par value per share; (ii) Two Million (2,000,000) shares of Class B Common Stock, $.01 par value per share; (iii) Two Million (2,000,000) shares of Class E-1 Common Stock, $.01 par value per share; (iv) Two Million (2,000,000) shares of Class E-2 Common Stock, $.01 par value per share; and
(v) Five Million (5,000,000) shares of preferred stock, $.01 par value per share.

           (2) As of the Consent Effective Date ("Reverse Split Date"), each five (5) shares of Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock then issued and outstanding was, without any further action on the part of the Corporation or any stockholder, automatically changed and reclassified into one share of Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock, as the case may be, and from and after the Reverse Split Date each certificate which theretofore represented any five (5) shares of the then issued and outstanding Class A Common Stock, Class B Common Stock, Class E-
1 Common Stock, or Class E-2 Common Stock shall automatically be deemed to represent one share of Class A Common Stock, Class B Common Stock, Class E-
1 Common Stock, or Class E-2 Common Stock, as the case may be (the "Reverse Stock Split").

           (3) No fractional shares of Common Stock shall be issued in connectionwith the Reverse Stock Split and each holder of shares shall be entitled to receive an amount equal to the fair value of any fractional interests with respect to the shares of Common Stock.


                             *              *             *


     III. Preferred Stock. The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series designated by the Board of Directors pursuant to this Section III.

     A.    Series of Preferred Stock

           i. Designation of Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide for, designate and issue, out of the 5,000,000 authorized but undesignated and unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

               (1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

               (2) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

               (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

               (4) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

               (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

               (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

               (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

               (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

               (9) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

               (10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

          The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock pursuant to this Paragraph (A)(1).


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed this 23rd day of September, 1998.


                                   INFOSAFE SYSTEMS, INC.


                                   By:  /s/Walter M. Psztur_____
                                        Walter M. Psztur
                                        Corporate Secretary